AMENDMENT TO BUSINESS MANAGEMENT AGREEMENT
                   ------------------------------------------

This Amendment to the Business Management Agreement ("Amendment") is entered into as of August 31, 1999 by and among Charles M. Cummins, O.D., P.A., a New Jersey professional association doing business as Eye Drx and formerly known as Charles M. Cummins, O.D. and Elliot L. Shack, O.D., P.A. (the "Practice"), Vision Twenty-One, Inc., a Florida corporation (the "Company"), and Eye Drx
Retail Management, Inc. ("New Business Manager"), a Delaware corporation and indirect, wholly-owned subsidiary of Eye Care Centers of America, Inc., a Texas corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and the Practice have entered into that certain Business Management Agreement effective as of January 1, 1998 (the "Business Management Agreement") by and among the Company and the Practice, whereby the Company provides certain management services to the Practice;

     WHEREAS, Purchaser and the Company have entered into that certain Asset Purchase Agreement dated as of July 7, 1999 (the "Asset Purchase Agreement") by and among Purchaser, the Company and The Complete Optical Laboratory, Ltd., Corp., a New Jersey corporation and a direct wholly-owned subsidiary of the Company ("Subsidiary"), whereby Purchaser (or its designated subsidiaries) will acquire substantially all of the assets of the Company and the Subsidiary used in connection with its optical retail chain operations in Minnesota, Wisconsin, North Dakota, Iowa, South Dakota and New Jersey including, without limitation, the Business Management Agreement and the assets used by the Company in providing services under the Business Management Agreement;

     WHEREAS, Purchaser has designated the New Business Manager as its subsidiary to acquire the assets of the Company and Subsidiary used in connection with their respective businesses in New Jersey;

     WHEREAS, pursuant to the Asset Purchase Agreement and concurrent with the execution hereof, the Company will assign all of its rights and obligations under the Business Management Agreement to New Business Manager whereby New Business Manager will be the Business Manager under the Business Management Agreement, and the Practice has consented to such assignment;

     WHEREAS, the Company is a party to this Amendment solely for the purpose of completing the assignment of the Business Management Agreement to the New Business Manager;

     WHEREAS, the New Business Manager, the Company and the Practice desire to amend the Business Management Agreement; and

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     WHEREAS,  capitalized  terms  not  otherwise  defined herein shall have the meaning  ascribed  to  such  term  in  the  Business  Management  Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                   AMENDMENT OF BUSINESS MANAGEMENT AGREEMENT
                   ------------------------------------------

     Section  1.1     Amendment  to  Section  5.1.  Section  5.1 of the Business
                      ---------------------------
Management  Agreement  shall  be  amended  to  read  in its entirety as follows:

     Section  5.1  Management  Fee.  The  Practice and Business Manager agree to
                   ---------------
the compensation set forth herein as being paid to Business Manager in consideration of a substantial commitment made by Business Manager hereunder and that such fees are fair and reasonable. During the period from the date of the Amendment until the termination of the Business Management Agreement in accordance with Section 6.1 hereof (as amended by the Amendment), or such earlier termination as provided in this Agreement, the Business Manager shall be paid an amount equal to 85.7% of Adjusted Gross Revenue during such period less the amount of the salary of Shareholder under his Employment Agreement with the Practice (i.e., $100,000 ratably over such six month period) (the "Management Fee"). For example, assume that for such six month period the Adjusted Gross Revenue is $1,000,000, Practice Expenses are $150,000 and Shareholder Expenses are $150,000 ($100,000 of which is the salary paid under Dr. Cummins' Employment Agreement). Also assume that the Practice Expenses and Shareholder Expenses were incurred in the ordinary course of business during the period from the date of the Amendment until the termination of the Business Management Agreement and are consistent with, and do not exceed, historical dollar amounts. While the Management Fee would be $757,000 ($857,000 less $100,000), the priority of payment of the Adjusted Gross Revenue received by the Practice would be as follows:

          1.     Practice  Expenses             $   200,000
          2.     Shareholder  Expenses          $   100,000
          3.     Management  Fee                $   700,000
                                                 -----------
                                                $ 1,000,000

     In other words, the Practice would be required to pay Dr. Cummins his salary and the other ordinary Practice and Shareholder Expenses before the payment of the Management Fee. Notwithstanding any provision in this Agreement to the contrary, the parties acknowledge that to the extent the amount of Adjusted Gross Revenue at the end of such six-month period that would otherwise be remaining after the payment of the Management Fee is insufficient to pay the Shareholders Expenses and Practice Expenses incurred in the ordinary course of business during the period from the date of the Amendment until the termination of the Business Management Agreement (provided and to the extent that such expenses are consistent with, and do not exceed, historical dollar

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amounts), such expenses shall be paid by the Practice before, and given priority over, the Management Fee then due and owing. In the event that in any month during the Term an amount of the Management Fee is not paid to the Business Manager because of the priority given to the payment of Shareholders Expenses and Practice Expenses pursuant to this Section, the Business Manager may recover the unpaid Management Fee from the Practice in subsequent months from the Adjusted Gross Revenue only to the extent available after the payment of all expenses given priority hereunder. Notwithstanding the foregoing, any costs and expenses incurred or relating to the period prior to the date of the Amendment or incurred in connection with the dissolution or termination (or buyout) of those certain partnership agreements between the Practice and certain optometrists (the "Partnership Agreements") shall not be deemed Shareholders
Expenses  or  Practice  Expenses  entitled  to  priority  of  payment.

     Section  1.2     Amendment  to  Section  6.1.  Section  6.1 of the Business
                      ---------------------------
Management  Agreement  shall  be  amended  to  read  in its entirety as follows:

     6.1.  Initial  and  Renewal  Term.  Notwithstanding  any  provision in this
           ---------------------------
Agreement to the contrary, the Term of this Business Management Agreement shall continue until February 28, 2000, at which time this Business Management Agreement shall terminate without any further action of any party hereto, unless
(i) the Practice and the Business Manager agree in writing to extend the Term of this Business Management Agreement for a specified time period or (ii) this Business Management Agreement is terminated earlier as provided in Section 6.2 of this Business Management Agreement.

     Section 1.3     Amendment to Section 6.3(a). Section 6.3(a) of the Business
                     ---------------------------
Management Agreement shall be amended by deleting the second to last sentence of
Section 6.3(a) and by adding a new sentence to the end of Section 6.3(a) to read in its entirety as follows:

     Notwithstanding the foregoing, upon the termination of this Business Management Agreement for any reason, at the request of the Business Manager, the Practice shall immediately transfer all of the goodwill, patient records, confidential and proprietary information, payor agreements, managed care agreements, optometric equipment (if any), rights with respect to confidentiality and non-competition agreements and provisions, and other intangible assets used by or in the Practice as may be designated by Business Manager (the "Intangible Assets"), to an optometrist licensed in New Jersey (or a professional corporation, professional limited liability company or other entity owned by a licensed optometrist), or other person or entity to the extent permitted by applicable law, as may be designated by Business Manager (the "Designee"). The Designee shall not be obligated to assume any obligations of the Practice other than performance under the provider agreements and managed care agreements after the date of such transfers. The Practice and Business Manager shall cooperate and use commercially reasonable efforts to obtain any required consents in connection with such transfers of assets. The Practice acknowledges that it has received

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

adequate and sufficient consideration from Business Manager and the Company in connection with their consent to the assignment of this Business Management Agreement and the execution of the Amendment and such assets shall be transferred to the Designee as provided herein for no additional consideration; provided, however, effective upon such transfer of assets, Business Manager shall not be entitled to recover any then unpaid Management Fee which was unpaid due solely to the priority given to Shareholders Expenses and Practice Expenses pursuant to Section 5.1 (as amended). Promptly upon such request, and from time to time thereafter if requested by the Business Manager, the Practice will execute and deliver to the Designee a bill of sale in substantially the form attached hereto as Exhibit A, and such other bills of sale, endorsements, assignments, releases, and other good and sufficient instruments of transfer, assignment, and conveyance, in form satisfactory to Business Manager, as shall be effective to convey to the Designee good and marketable title in and to the Intangible Assets. Upon termination of this Agreement, the Practice shall promptly vacate the premises provided by Business Manager hereunder. Business Manager shall reimburse the Practice for any reasonable attorney's fees incurred by the Practice in connection with the transfer of assets in an amount not to exceed $2,000.

     Section  1.5     Amendment to Sections 6.4 and 6.5. Sections 6.4 and 6.5 of
                      ---------------------------------
the  Business  Management  Agreement  shall  be  deleted  in  its  entirety.

     Section  1.6     New Business Manager.  The parties agree that New Business
                      --------------------
Manager  shall  be the Business Manager under the Business Management Agreement.

                                   ARTICLE II

                                  MISCELLANEOUS
                                  -------------

     Section  2.1     Other  Matters.  The Practice acknowledges and agrees that
                      --------------
neither Purchaser nor New Business Manager will assume any obligations and liabilities under the BMA arising on or before the date of the Amendment. Accordingly, neither Purchaser nor Business Manager shall have any obligations or liabilities related to, arising out of the operation of the business of the Practice or the performance of Business Manager under the BMA on or prior to the date hereof including, without limitation, any Practice Expenses, Office Expenses, Business Manager Expense or Shareholder Expenses. Without limiting the generality of the foregoing, the Practice acknowledges and agrees that neither Purchaser nor New Business Manager have assumed any obligation hereunder with respect to the Partnership Agreements and the Practice's recourse, if any, shall be solely against the Company to satisfy any obligations with respect thereto. The rights of the Company and the Practice indemnification pursuant to
Section 7 of the BMA, shall not be affected by the Amendment, except as it relates to matters that accrue on and after the date of this Agreement. The Practice agrees that the Company is in full compliance with its obligations under the BMA, that it has no claim against the Company for damages of any kind in connection with the BMA and that it is unaware of any matters that would give rise to a claim for indemnification under the BMA. The Practice also agrees to assign to Purchaser, at the

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

Closing, all of the Practice's rights under its lease agreement with Pitney Bowes for certain postage meters and its lease agreement with Lucent Technologies for the Practice's phone system and Purchaser agrees to indemnify the Practice for any subsequent obligations thereunder.

     Section  2.2     No  Further  Modification.  Except  as  hereby  amended or
                      -------------------------
modified, the Business Management Agreement shall remain in full force and effect without modification or change, and shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, devisees, assigns, legal representatives, executors and administrators.

     Section 2.3     Counterparts.  This Amendment may be executed in any number
                     ------------
of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                                 EYE DRX RETAIL MANAGEMENT, INC.

                                            By:_________________________________
                                         Alan E. Wiley, Executive Vice President


                                                 CHARLES M. CUMMINS, O.D. , P.A.

                                            By:_________________________________
                                             Charles M. Cummins, O.D., President

                                                         VISION TWENTY-ONE, INC.

                                            By:_________________________________
                                                 Theodore N. Gillette, its Chief
                                                               Executive Officer

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

                                    EXHIBIT A
                                  BILL OF SALE

     This Bill of Sale (the "Bill of Sale") is entered into this ___ day of ____, 2000 by Charles M. Cummins, O.D., P.A., a New Jersey professional association doing business as Eye Drx and formerly known as Charles M. Cummins, O.D. and Elliot L. Shack, O.D., P.A. (the "Practice") for the benefit of __________________ ("Acquiror")

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Practice desires to assign, transfer and convey to the Acquiror certain of its assets in accordance with certain Business Management, dated January 1, 1998 by and between the Practice and Eye Drx Retail Management, Inc., (as successor to Vision Twenty-One, Inc.), as amended by the Amendment to the Business Management Agreement ("Amendment") dated August 31, 1999;

     NOW  THEREFORE,  the  Practice  hereby  agrees  as  follows:

     1.     Transfer  of  Assets.  For  good  and  valuable consideration to the
            --------------------
Practice in hand paid, the receipt and sufficiency of which the Practice hereby acknowledges, the Practice hereby conveys, assigns and transfers to the Acquiror all of its right title and interest in and to the goodwill, patient records, confidential and proprietary information, payor agreements, managed care agreements, optometric equipment (if any), rights with respect to confidentiality and non-competition agreements and provisions, and other intangible assets used by or in the Practice, including, without limitation the assets listed on Exhibit A hereto (collectively, the "Assets").

     TO HAVE AND TO HOLD the Assets unto the Acquiror and its successors and assigns, to and for its or their use forever.

     Subject to any liens that Vision Twenty-One, Inc. or Eye Drx Retail Management, Inc. has or may have on the Assets, the Practice represents and warrants that the Practice is the true and lawful owner of the Assets, free and clear of any liens or other encumbrances, and that the Practice will warrant and defend the Acquiror's rights and title in and to the Assets against each and every person or persons whomsoever claiming or who may claim against any or all of the Assets.

     IN WITNESS WHEREOF, the Practice has caused this Bill of Sale to be executed by its authorized officer as of the date first above written.


                                                 CHARLES M. CUMMINS, O.D. , P.A.

                                            By:_________________________________
                                             Charles M. Cummins, O.D., President

                                    EXHIBIT A

                                     ASSETS

                                        7
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